SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement only

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment, of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 30, 2010

Dear Stockholders:

On behalf of the Board of Directors of Town Sports International Holdings, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, May 13, 2010 at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019.

In accordance with rules approved by the Securities and Exchange Commission allowing companies to furnish proxy materials to their shareholders over the Internet, we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Stockholders for fiscal 2009) to each stockholder. We believe that this e-proxy process will expedite our stockholders’ receipt of proxy materials, lower costs, and reduce the environmental impact of our annual meeting. We sent a Notice of Internet Availability of Proxy Materials or a full set of proxy materials on or about March 30, 2010 to our stockholders of record as of the close of business on March 16, 2010. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 37 of this Proxy Statement. The formal Notice of Annual Meeting and the Proxy Statement follow.

It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. To have your vote recorded, you should vote over the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting.

If you decide to attend the Annual Meeting, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring this letter or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as this letter or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If you choose to vote over the Internet or, if you have received a paper copy of the proxy materials, by completing the proxy card sent to you and later decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert J. Giardina
Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on March 16, 2010, you were a shareholder of record or held shares through a broker or bank, you may vote your shares by proxy through the Internet or by mail, or you may vote in person at the Annual Meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet which is available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described on page 2 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 12, 2010 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and to create an electronic voting instruction form.

BY MAIL

•	Request a proxy card from us (if you have not already received one) by following the instructions on your Notice of Internet Availability of Proxy Materials.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. ON THURSDAY, MAY 13, 2010

TO THE STOCKHOLDERS OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), will be held at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019 on Thursday, May 13, 2010 at 10:00 a.m. (New York City time) for the following purposes:

(1) To elect seven members of the Company’s Board of Directors as listed herein;

(2) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010;

(3) To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan; and

(4) To act upon such other business as may properly come before the Annual Meeting or any adjournments of such meeting that may take place.

Only stockholders of record at the close of business on March 16, 2010 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or, if you received a paper copy of the proxy materials, complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. If you receive more than one Notice of Internet Availability of Proxy Materials and/or Proxy Card because your shares are registered in different names and addresses, you should ensure that you vote all of your shares by voting over the Internet or, if you received a paper copy of the proxy materials, by signing and returning each Proxy Card to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Robert J. Giardina
Chief Executive Officer and President
New York, New York
March 30, 2010

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, VOTE OVER THE INTERNET OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE PAPER PROXY CARD SENT TO YOU AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
5 Penn Plaza (4th Floor)
New York, New York 10001

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of Town Sports International Holdings, Inc., a Delaware corporation (“Town Sports” or the “Company”), as of March 16, 2010, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 2010, and at any adjournments of such meeting that may take place. The Annual Meeting will be held at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019. In accordance with rules approved by the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about March 30, 2010 to our stockholders of record as of the close of business on March 16, 2010. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on page 37 of this Proxy Statement.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) To elect seven members of the Company’s Board of Directors (the “Board”) as listed herein;

(ii) To ratify of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

(iii) To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan; and

(iv) To act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On March 16, 2010, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 22,610,699 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 16, 2010. Stockholders may not aggregate their votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company.

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions, broker non-votes and withheld votes are each counted as present for the purpose of determining the presence of a quorum.

With respect to the election of the members of the Board, if a quorum is present at the Annual Meeting, the seven nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors. All other proposals must be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon or having voting power with respect thereto.

Abstentions and Withheld Votes:  With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” the other matters being voted on at the Annual Meeting.

Broker Non-Votes:  Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal No. 1 is considered a non-discretionary matter and a broker will lack the authority to vote shares at his/her discretion and Proposal Nos. 2 and 3 are considered discretionary matters and a broker will be permitted to exercise his/her discretion. Broker non-votes will have no effect on the outcome of the election of directors (Proposal No. 1).

All votes will be tabulated by the inspector of election appointed for the meeting.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted FOR the election of all the nominated directors listed herein, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Nos. 2 and 3 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Corporate Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Voting Shares Without Attending the Annual Meeting

If you are a shareholder of record you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•	By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.

•	By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 12, 2010 for the voting of shares held by shareholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 12, 2010.

Voting Shares in Person at the Annual Meeting

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy (“legal proxy”) from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Admission to the Annual Meeting

Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring the Notice accompanying this Proxy Statement or proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the Notice or proof of ownership and your picture identification will serve as your admittance pass to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Town Sports International Holdings, Inc. shares, such as a bank or brokerage account statement.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, or other means (including by directors, officers or employees of the Company, to whom no additional compensation will be paid for any such services).

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2011 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before November 30, 2010.

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, any proposal for consideration at the 2011 Annual Meeting of Stockholders submitted by a stockholder (other than for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8) must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on December 14, 2010 and not later than the close of business on January 13, 2011; and in any event such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in the By-Laws. The proxy solicited by the Board for the 2011 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

General

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has proposed for election at the Annual Meeting the seven individuals listed below to serve, subject to the By-Laws, as directors of the Company. All directors are elected annually, and serve until the next Annual Meeting of the Stockholders and until the election and qualification of their successors. If any director is unwilling or unable to stand for re-election (which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate. All of the nominees for director currently serve as directors. Mr. Fish notified the Company that he would not stand for re-election at the 2010 Annual Meeting of Stockholders. Mr. Fish will retire from the Board of Directors, and the Compensation, the Nominating and Corporate Governance and Finance Committees, effective the date of the 2010 Annual Meeting of Stockholders.

All of the nominees have consented to be named and, if elected, to serve, and management has no reason to believe that any of them will be unavailable to serve. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted for the election of all such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. Set forth below is certain information concerning the nominees, as of March 20, 2010.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

Name	Age	Position

Robert J. Giardina	52	Chief Executive Officer, President and Director
Keith E. Alessi	55	Director
Paul N. Arnold	63	Director
Bruce C. Bruckmann	56	Director
J. Rice Edmonds	39	Director
Thomas J. Galligan III	65	Chairman of the Board
Kevin McCall	56	Director

Robert J. Giardina was appointed President and Chief Executive Officer in March 2010. Mr. Giardina has served as a director since March 19, 2010 and was previously a member of our Board of Directors from March 2006 until March 2008. From September 2009 to March 2010, Mr. Giardina was employed as the Chief Executive Officer of JTL Enterprises. Mr. Giardina originally joined the Company in 1981 and served as President and Chief Operating Officer from 1992 to 2001, and as Chief Executive Officer from January 2002 through October 2007.

Keith E. Alessi has served as a director since April 1997. Mr. Alessi is currently the President, Chief Executive Officer and a director of Westmoreland Coal Company. He had been the Executive Chairman of Westmoreland Coal Company from April 2008 until his appointment as President and Chief Executive Officer in January 2009. From May 2007 until April 2008, Mr. Alessi served as President and Chief Executive Officer of Westmoreland. Mr. Alessi has been an adjunct lecturer at The Ross School of Business at the University of Michigan since 2001. From 2003 to 2006, Mr. Alessi was the Chairman of Lifestyles Improvement Centers LLC, a franchiser of hypnosis centers in the US and Canada. From 1999 to 2007, Mr. Alessi was an adjunct professor at Washington and Lee University School of Law. Mr. Alessi currently serves as a director and chairman of the audit committee for H&E Equipment Services, Inc. and serves as a director of MWI Veterinary Supply, Inc.

Paul N. Arnold has served as a director since April 1997. Mr. Arnold was our Chairman of the Board from May 2006 until February 2009. Mr. Arnold has served as Chairman and Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, a provider of rental furniture, since 2000. From 1992 to 2000, Mr. Arnold served as President, Chief Executive Officer and Director of Cort Business Services. Prior to 1992, Mr. Arnold held various positions over a 24-year period within Cort Furniture Rental, a division of Mohasco Industries. Mr. Arnold is currently a director of H&E Equipment Services, Inc.

Bruce C. Bruckmann has served as a director since December 1996. Since 1995, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co., LP, which we refer to in this Proxy Statement as “BRS”, a private equity firm. From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. Mr. Bruckmann is currently a director of Mohawk Industries, Inc., H&E Equipment Services, Inc., Heritage-Crystal Clean, Inc. and MWI Veterinary Supply, Inc. and a private company.

J. Rice Edmonds has served as a director since July 2002. Mr. Edmonds is the founder and Managing Director of Edmonds Capital, LLC, a private equity firm. From 1996 through September 2008, Mr. Edmonds was employed by BRS, most recently as a Managing Director. Prior to 1996, Mr. Edmonds worked in the high yield finance group of Bankers Trust. Mr. Edmonds is currently a director of McCormick & Schmick’s Seafood Restaurants, Inc. and several private companies. Since 2005, Mr. Edmonds has also been a director of The Sheridan Group, Inc., Real Mex Restaurants, Inc. and Penhall International Corp.

Thomas J. Galligan III has served as a director since March 2007 and was appointed our Chairman of the Board in March 2010. Mr. Galligan is Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. Mr. Galligan served as Chairman, President and Chief Executive Officer of Papa Gino’s Holdings Corp. from May 1996 until October 2008 and Chairman and Chief Executive Officer until March 2009. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan is currently a director of Bay State Milling Co. and Dental Service of Massachusetts, Inc.

Kevin McCall has served as a director since March 2007. Mr. McCall is President and Chief Executive Officer of Paradigm Properties, LLC and its investment management affiliate, Paradigm Capital Advisors, LLC. Prior to forming Paradigm in 1997, Mr. McCall held positions as a director of Aldrich, Eastman & Waltch, L.P. (now AEW Capital Management, L.P.) and as a Partner and Senior Vice President of Spaulding & Slye Company. Mr. McCall serves as a director of the Boston Museum, MetroLacrosse, Hearth, Inc., Building Impact and the National Association of Industrial & Office Parks — Massachusetts Chapter.

Required Vote

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. Withheld votes will have no effect on the outcome of the vote with respect to the election of directors. Broker non-votes will have no effect on the outcome of the vote for Proposal No. 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

General

The Audit Committee of the Board (the “Audit Committee”) has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, including each quarterly interim period, and the Board is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2009, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered during those fiscal years on behalf of the Company were as follows:

Category	2008	2009

Audit Fees(1)	$1,156,257	$1,220,300
Audit-Related Fees(2)	$27,636	$—
Tax Fees(3)	$107,000	$47,553
All Other Fees(4)	$2,400	$2,400

(1)	Audit fees are for fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, including services related to statutory audits of certain of our subsidiaries, (ii) reviews of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) reviews of documents filed with the SEC.

(2)	In 2008, audit-related fees were for assisting with the implementation of our new financial accounting software application and the review of the Form S-8 related to amendment to our 2006 Stock Incentive Plan.

(3)	Tax fees are for tax compliance, tax consulting and tax planning services.

(4)	All Other Fees are related to online research access.

The Audit Committee has determined that the provision of services discussed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides the Audit Committee with a schedule of the audit and other services that it expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, the schedule serves as the budget for fees by specific activity or service for the fiscal year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

The Audit Committee pre-approved 100% of the audit fees, audit-related fees and tax fees and all other services for the fiscal years ended December 31, 2009 and 2008.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote “against” this proposal. We believe that there can be no broker non-votes with respect to Proposal No. 2 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

PROPOSAL THREE — APPROVAL OF AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 ANNUAL PERFORMANCE BONUS PLAN

General

The Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (the “Plan”) was initially effective in May 2006 and is being amended in connection with this proposal. In this proposal, we are asking our shareholders to approve the Plan.

This proposal is being submitted to our shareholders in order to ensure the Plan complies with Section 162(m) of the Internal Revenue Code (the “Code”). The amendment and restatement has been designed to meet the technical requirements of Section 162(m) but the Company is not seeking, and does not intend, to make any material changes to the terms of the existing Plan by virtue of the amended and restated plan that would change in any substantial amount the bonuses that would become payable under the amended and restated plan. Section 162(m) of the Code denies a tax deduction for certain compensation in excess of $1,000,000 per year paid by a company to “Covered Employees”. “Covered Employees” are determined at the end of the tax year and are the Chief Executive Officer plus the next three most highly compensated officers of the company (other than the Chief Financial Officer) whose compensation is reported to shareholders under applicable SEC rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms pursuant to which the compensation is to be paid are disclosed and approved by shareholders prior to payment.

For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the Plan.

Description of the Plan

The following description of the Plan is not complete and is qualified by reference to the full text of the Plan, which is attached hereto as Appendix A.

Purpose.  The Plan is a bonus plan designed to provide certain of our key employees (including each “covered employee” as defined in Section 162(m) as of December 31, 2009) with incentive compensation based upon the achievement of pre-established performance goals. As of December 31, 2009, there were approximately 68 such persons eligible based on established criteria utilized by the compensation committee. The Plan is intended to comply with the performance based compensation exemption from Section 162(m) of the Code. The purpose of the Plan is to attract and retain key employees and to motivate these employees to promote our profitability and growth.

Administration.  The Plan is to be administered and operated by the compensation committee of our board of directors. The compensation committee may delegate its authority under the Plan, except in cases where such delegation would disqualify compensation paid under the Plan which is intended to be exempt under Section 162(m) of the Code.

Determination of Awards.  Prior to the beginning of each performance period, or at such later time as determined by the compensation committee, the compensation committee will (i) select the participants in the Plan and (ii) determine for each participant the performance goal(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any award; provided, that for any award intended to qualify for the performance based compensation exemption from Section 162(m) of the Code, the compensation committee will make such determinations prior to the performance period or at such later time as permitted by applicable provisions of the Code. No participant may receive a bonus under the Plan, with respect of any fiscal year, in excess of $2,000,000.

Under the Plan, participants are eligible to receive bonus awards contingent upon the attainment of certain target levels of, or a specified increase or decrease (as applicable) in the following criteria or such other criteria determined by the compensation committee: (i) earnings per share; (ii) operating income; (iii) net income; (iv) cash flow; (v) gross profit; (vi) gross profit return on investment; (vii) gross margin return on investment; (viii) gross margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return on equity; (xiii) return on assets; (xiv) return on capital; (xv) return on invested capital; (xvi) net revenues; (xvii) gross revenues; (xviii) revenue growth; (xix) total stockholder return; (xx) economic value added; (xxi) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (xxii) the fair market value of the shares of the common stock; (xxiii) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; or (xxiv) reduction in expenses.

The compensation committee may determine at the time the performance goals are established that certain adjustments will be made in evaluating whether the performance goals have been met to take into account, in whole or in part, in any manner specified by the compensation committee, in its sole discretion, any one or more of the following: (A) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based upon individual participant performance goals, as determined by the compensation committee, in its sole discretion. In addition, performance goals may be based upon the attainment of specified goals attained by, or with respect to, the Company, or any subsidiary, division or other operational unit or business segment of the Company, or based upon performance under one or more of the measures described above relative to the performance of other corporations. The compensation committee may, at the time the performance goals are established, determine to: (x) designate additional business criteria on which the performance goals may be based or (y) adjust, modify or amend the aforementioned business criteria.

Following the end of each performance period, and before any payments are made under the Plan, the compensation committee will certify in writing the satisfaction of the performance goal(s) for any performance goals applicable to any award. If the applicable performance goals in respect of an award that is not intended to comply with the performance based compensation exemption from Section 162(m) of the Code are not met or satisfied, the compensation committee may pay to the participant a discretionary amount in respect of such award.

Payment of Awards.  Awards will be paid in cash and/or stock after the end of the performance period in which they are earned, as determined by the committee, but not later than the later of (i) March 15 after the end of the applicable year and (ii) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the bonus is earned ends. Unless otherwise determined by the committee, no bonus (or pro rata portion) will be payable to any individual whose employment has ceased prior to the date such bonus is paid.

Amendment and Termination of Plan.  Our board of directors or the compensation committee may at any time amend, suspend, discontinue or terminate the Plan, subject to stockholder approval if such approval is necessary to continue to qualify the amounts payable under the Plan under Section 162(m) of the Code or any other applicable law or regulation if such amounts are intended to be so qualified. The Plan will remain in effect until such time as it is terminated by the board of directors or the compensation committee.

Tax Consequences.  The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Plan, based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things does not described state, local or foreign tax consequences. In general, a participant in the Plan will recognize ordinary compensation income upon receipt of a bonus under the Plan in the amount of such bonus. Income and payroll taxes are required to be withheld by the participant’s employer on the amount of ordinary income resulting to the participant from receipt of the bonus. The amount recognized as ordinary compensation income to a participant may be deductible by the participant’s employer for federal income tax purposes.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan. Abstentions will have the effect of a vote “against” this proposal. We believe that there can be no broker non-votes with respect to Proposal No. 3 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal No. 3.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 ANNUAL PERFORMANCE BONUS PLAN.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board affirmatively has determined that a majority of our directors — Messrs. Alessi, Arnold, Bruckmann, Edmonds, Fish, Galligan and McCall — are independent under, and as required by, the listing standards of The Nasdaq Stock Market. Mr. Giardina is not considered independent due to his employment with the Company as Chief Executive Officer and President. Mr. Alimanestianu, our former Chief Executive Officer, President and Director, who resigned from the Board of Directors on March 19, 2010, was not independent as a result of his former position as our Chief Executive Officer and President. In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Specifically, the Board’s independence determinations included reviewing Mr. Bruckmann’s affiliation with BRS, who in the past received payments from our Company under a professional services agreement, which was terminated in September 2008. There were no amounts paid by the Company to BRS under the professional services agreement in 2009. In addition, BRSE Associates, Inc., an affiliate of BRS, beneficially owned less than 10% of our common stock at December 31, 2009. The Board determined that none of the transactions or relationships identified were material or affected the independence of Mr. Bruckmann under the applicable Nasdaq rules.

Board Structure

Since the time of our initial public offering in 2006, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for our Company. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having an independent Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer, Mr. Giardina, to completely focus his time and energy on running the day-to-day operations of our Company. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication. The Board currently has eight members and the following four committees: Audit; Compensation; Nominating and Corporate Governance; and Finance. Each of the four committees is led by an independent director, and we believe that the number of independent, experienced directors that make up our board, along with the independent leadership of each of our committees, and the independent oversight of the board by the non-executive Chairman, benefits our company and our stockholders.

Board Committees and Meetings

The Board held five meetings during the fiscal year ended December 31, 2009, which is referred to in this Proxy Statement as the “2009 Fiscal Year”. In the 2009 Fiscal Year, each director who was a member of the Board during 2009 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2009 Fiscal Year for which such director served).

The Board meets in executive session, without the presence of any of the Company’s officers, at least twice per year and upon the request of any independent director. Currently, all directors are independent, other than Mr. Giardina who is not considered to be independent due to his employment with the Company.

All members of the Board are encouraged to attend the Company’s annual meeting of stockholders. All of our directors serving at that time, other than Keith Alessi, were present at the 2009 annual meeting of our stockholders.

Committee Membership

The following table sets forth the name of each non-employee director and the Board committee on which each such director is currently a member:

Nominating
and
Corporate
Name	Audit		Compensation		Finance		Governance

Keith E. Alessi	X
Paul N. Arnold			X	*			X
Bruce C. Bruckmann					X
J. Rice Edmonds					X
Jason M. Fish			X		X	*	X
Thomas J. Galligan III	X	*					X *
Kevin McCall	X		X

*	Committee Chair.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between Town Sports and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee currently consists of three members of our Board: Keith E. Alessi, Thomas J. Galligan III (Chair) and Kevin McCall. Each member of our Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held five meetings during the 2009 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that both Messrs. Alessi and Galligan satisfy the Nasdaq rule requiring that at least one member of the Audit Committee of our Board have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Messrs. Alessi and Galligan are “audit committee financial experts” as defined by the SEC.

The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. During each meeting of the Board of Directors, management discusses with the Board the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. For example, at each Board meeting, the Board will discuss with management factors affecting the Company’s financial risk, which include, among others, events impacting revenue, cost saving initiatives, and capital expenditure budgets and results; factors affecting the Company’s operations, including, among others customer satisfaction, logistics related to the opening of new clubs or closing of clubs, hiring and promotion plans for club and corporate personnel, and details of the Company’s initiatives related to IT infrastructure, website design, and marketing programs; and factors related to regulatory and legal compliance, including, among others, updates of pending litigation, discussions with contract counterparties, and relevant regulatory updates.

Compensation Committee

The Compensation Committee of our Board evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for our executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of equity awards, the timing of the grants and the number of shares for which equity awards are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Compensation Committee currently consists of three members of our Board: Paul N. Arnold (Chair); Jason M. Fish; and Kevin McCall. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. In addition, each member is a “non-employee director”, as defined under the applicable rules and regulations of the SEC, and an outside director, as defined under applicable federal tax rules. The Compensation Committee held three meetings during the 2009 Fiscal Year.

When considering decisions concerning the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) (other than the Chief Executive Officer), the Compensation Committee asks for the Chief Executive Officer’s recommendations, including his evaluation of each Named Executive Officer’s performance. Each December, in connection with the preparation of the Company’s annual budget for the immediate succeeding fiscal year, the Chief Executive Officer and the Chief Financial Officer review the compensation of all key employees of the Company, including the Named Executive Officers. Once the Chief Executive Officer and the Chief Financial Officer have finalized the budget, the compensation component of the budget for the Named Executive Officers is submitted to the Compensation Committee for its review and approval. Following its approval, the entire proposed budget is submitted to Board for its review and approval.

No Named Executive Officer has a role in determining or recommending compensation for outside directors.

In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In making its determinations with respect to executive compensation, the Compensation Committee did not engage the services of a compensation consultant during 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board selects nominees to be recommended by the Board for election as directors and for any vacancies in such positions. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and management and oversees our Code of Ethics and Business Conduct. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Nominating and Corporate Governance Committee currently consists of three members of our Board: Paul N. Arnold; Jason M. Fish; and Thomas Galligan (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined for purposes of Nominating and Corporate Governance Committee membership by the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held one meeting during the 2009 Fiscal Year.

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, in identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee considers all factors it deems appropriate. The Nominating and Corporate Governance Committee considers director nominees on a case-by-case basis, and therefore has not formalized any specific, minimum qualifications that it believes must be met by a director nominee, identified any specific qualities or skills that it believes are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee considers, are the benefits to the Company of gender and racial diversity in board composition.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 4-5. In particular, the Board noted the following experiences, qualifications, attributes and skills of the director nominees:

•	Mr. Giardina joined the Company in 1981, and as a result, has extensive experience both in the Company’s industry and with many facets of the Company’s day-to-day operations, having held the titles of President and Chief Operating Officer, prior to becoming Chief Executive Officer in 2002. Mr. Giardina also served as a director of the Company from March 2006 until November 2008.

•	Mr. Alessi: Mr. Alessi has extensive experience as an executive, currently serving as President and Chief Executive Officer of Westmoreland Coal Company, extensive experience as a director of several public companies, including as Chairman of Lifestyles Improvement Centers LLC, a company that owns franchises of hypnosis centers in the US and Canada, and experience in academia, having taught at The Ross School of Business at the University of Michigan and Washington and Lee University School of Law. As a result of Mr. Alessi’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Alessi is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1997.

•	Mr. Arnold: Mr. Arnold has extensive experience as an executive, serving as Chief Executive Officer of Cort Business Services, Inc., a Berkshire Hathaway company, since 1992. Mr. Arnold also has experience as a director, including having served as a director of Cort Business Services, Inc. since 1992. Mr. Arnold is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1997.

•	Mr. Bruckmann: Mr. Bruckmann has extensive experience overseeing the operations of many companies in which the private equity firm he helped found, Bruckmann, Rosser, Sherrill & Co., LP, has invested, having been an investor and/or board member of over 20 companies over the last 25 years. Mr. Bruckmann is also a lawyer, and is a member of the bars of New Jersey and New York. As a result of Mr. Bruckmann’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Bruckmann is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 1996.

•	Mr. Edmonds: Mr. Edmonds has extensive experience overseeing the operations of many companies both during his years as a Managing Director at BRS, and also in connection with investments made by the private equity firm he founded, Edmonds Capital, LLC. Mr. Edmonds has also been a director of several public companies. Mr. Edmonds is also intimately familiar with the Company and the Company’s industry as a result of his service as a director of our Company since 2002.

•	Mr. Galligan: Mr. Galligan has extensive experience as an executive, serving as Chief Executive Officer of Papa Gino’s Holding Corp for 13 years. Mr. Galligan has also held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan also has experience as a director of other public companies. As a result of Mr. Galligan’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

•	Mr. McCall: Mr. McCall has extensive experience evaluating and overseeing the many investments of the private equity firm he founded, Paradigm Capital Advisors, LLC and he currently serves as President and Chief Executive Officer of Paradigm Properties, LLC, a commercial real estate services company. As a result of Mr. McCall’s operating and investing experience, he has a comprehensive understanding of a wide variety of issues concerning commercial real estate, a factor the Board considers to be highly integral to the Company’s operations. Mr. McCall has also held a variety of director positions of both for profit and not-for-profit businesses. As a result of Mr. McCall’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

The Nominating and Corporate Governance Committee’s policy is to consider director candidates that are recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders’ meeting must give written notice to our Corporate Secretary, pursuant to the procedures set forth in the section of this Proxy Statement titled “Communicating with the Board of Directors” and subject to the deadline set forth in the section titled “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our By-Laws.

Finance Committee

The Finance Committee of our Board is responsible for (1) overseeing and reviewing the financial affairs and policies of the Company and the implementation of such policies, (2) overseeing all material potential business and financial transactions, and (3) any other duties assigned by the Board. The Finance Committee held no meetings during the 2009 Fiscal Year.

Communicating with the Board of Directors

Stockholders and other interested parties may communicate with the Board, including the non-management directors as a group, by writing to the Board, c/o Corporate Secretary, Town Sports International Holdings, Inc. at 5 Penn Plaza (4th Floor), New York, New York 10001. Inquiries will be reviewed by the Company’s Corporate Secretary and will be distributed to the appropriate members of the Board depending on the facts and circumstances outlined in the communication received. For example, if a complaint concerning accounting, internal accounting controls or auditing matters was received, it would be forwarded by the Corporate Secretary to the Audit Committee. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct can be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com, as well as any amendments to, or waivers under, the Code of Ethics and Business Conduct with respect to our principal executive officer, principal financial officer and principal accounting officer or controller. Copies may be obtained without charge by writing to Town Sports International Holdings, Inc., 5 Penn Plaza (4th Floor), New York, New York 10001, Attention: Investor Relations. Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee of our Board of Directors, as well as copies of our certificate of incorporation and By-Laws, can also be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com.

Director Compensation for the 2009 Fiscal Year

Under our director compensation policy currently in effect, Directors who are also officers or employees of the Company receive no additional compensation for services as a director, committee participation or special assignments.

Directors who are not officers or employees of the Company or any of its subsidiaries (each, a “Non-Employee Director”) receive the following compensation:

•	Each Non-Employee Director receives a $20,000 annual retainer, payable quarterly in arrears on the fifth business day prior the end of each calendar quarter. Any such Board member may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of common stock, payable quarterly in arrears on the fifth business day prior the end of each calendar quarter under the 2006 Stock Incentive Plan (with the value of such shares of common stock being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the fifth business day before of each calendar quarter). Notwithstanding the preceding sentence, any Board member who has elected to receive such annual retainer in the form of shares of common stock of the Company may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when such Board member is otherwise eligible to purchase and sell shares of common stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This annual retainer will be pro rated for any partial year.

•	The chairman of the Audit Committee receives an additional $10,000 annual retainer, payable quarterly in arrears on the fifth business day prior the end of each calendar quarter. The chairman of the Audit Committee may elect (by giving written notice to the Company on or before the first business day of the applicable calendar year) to receive such annual retainer in the form of shares of our common stock, payable quarterly in arrears on the fifth business day prior the end of each calendar quarter under the 2006 Stock Incentive Plan (with the value of such shares of common stock being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the fifth business day before the end of each calendar quarter). Notwithstanding the preceding sentence, the chairman of the Audit Committee, if he or she elected to receive such annual retainer in the form of shares of common stock of the Company, may revoke such election for the balance of such calendar year by giving written notice to the Company at any time when he or she is otherwise eligible to purchase and sell shares of common stock of the Company pursuant to the Company’s then existing trading policies and procedures with respect to such purchases and sales. This additional annual retainer will be pro rated for any partial year.

•	Each Non-Employee Director receives an annual grant on the first business day of each calendar year of stock options to purchase 1,000 shares of our common stock with the exercise price being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the date of the grant. Each annual grant vests on the first anniversary of the grant.

•	Each new Non-Employee Director joining the Board receives an initial grant of stock options to purchase 5,000 shares of our common stock with the exercise price being the Fair Market Value (as defined in the 2006 Stock Incentive Plan) thereof on the date of the grant. The grant vests in three equal installments on the first, second and third anniversaries of the grant. Each new Non-Employee Director is eligible in the following year to receive the annual stock option grant referred to above.

•	Each Non-Employee Director receives an additional $3,000 for each meeting of the Board that such director attends in person and an additional $1,000 for each meeting of the Board that such director attends via telephone.

•	Each Non-Employee Director who is a member of a committee (other than the Audit Committee) receives an additional $1,000 for each committee meeting that such director attends in person and an additional $500 for each committee meeting that such director attends via telephone.

•	Each Non-Employee Director who is a member of the Audit Committee receives an additional $2,500 for each Audit Committee meeting that such director attends in person and an additional $1,000 for each Audit Committee meeting that such director attends via telephone.

We also reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

The following table sets forth information concerning the compensation to each of our Non-Employee Directors in the 2009 Fiscal Year:

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)	($)

Keith E. Alessi	32,000	1,940	33,940
Paul N. Arnold	31,000	1,940	32,940
Bruce C. Bruckmann	33,000	1,940	34,940
J. Rice Edmonds	33,000	1,940	34,940
Jason M. Fish	28,999	1,940	30,939
Thomas J. Galligan III	49,998	1,940	51,938
Kevin McCall	39,499	1,940	41,439

(1)	For 2009, Messrs. Fish, Galligan and McCall elected to receive their annual retainers, included in the amounts shown in this column, in shares of common stock of the Company rather than cash. Such shares were paid quarterly in arrears, the number of such shares being determined based on the fair market value of the Company’s common stock on the date of payment.

(2)	This column represents the aggregate grant date fair value of stock options granted to each of the Non-Employee Directors in Fiscal Year 2009 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718). For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

The following table details grants of stock option awards to each of our Non-Employee Directors in 2009. The table includes the grant date and grant date fair value of each 2009 stock option award, and the aggregate number of outstanding stock option awards as of December 31, 2009 owned by each Non-Employee Director who served as a director during the 2009 Fiscal Year:

				Total Number of
		Option	Grant Date	Unexercised Stock
Name	Grant Date(1)	Awards (#)	Fair Value ($)(2)	Option Awards (#)

Keith E. Alessi	1/2/09	1,000	$1,940	3,000
Paul N. Arnold	1/2/09	1,000	$1,940	3,000
Bruce C. Bruckmann	1/2/09	1,000	$1,940	1,000
J. Rice Edmonds	1/2/09	1,000	$1,940	1,000
Jason M. Fish	1/2/09	1,000	$1,940	3,000
Thomas J. Galligan III	1/2/09	1,000	$1,940	7,000
Kevin McCall	1/2/09	1,000	$1,940	7,000

(1)	The 2009 Fiscal Year grants relate to the annual issuance of stock options to the Non-Employee Directors, which awards have an exercise price of $3.21 per share and vested on January 2, 2010.

(2)	This column represents the aggregate grant date fair value of stock options granted to each of the Non-Employee Directors in Fiscal Year 2009 computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

Compensation Committee Interlocks and Insider Participation

Except as set forth below, during the 2009 Fiscal Year, there were no “compensation committee interlocks” (as that term is defined in SEC rules). The current members of the Compensation Committee are Messrs. Arnold, Fish and McCall, none of whom is a current or former officer or employee of the Company or any of its subsidiaries. During the 2009 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000, except that on March 13, 2009, Jason Fish, one of our directors and a member of the Compensation Committee, acquired through open market purchases $4,000,000 principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009);

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of March 20, 2010, by (1) each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock; (2) each of the Named Executive Officers; (3) each of our directors; and (4) all of our current directors and executive officers as a group.

		Percentage of
	Number of Shares	Common Stock
Name and Address	Beneficially Owned**	Outstanding***

5% Stockholders
BRSE Associates, Inc.(1)	1,770,379	7.8%
Farallon Entities(2)	4,120,640	18.2%
FMR LLC(3)	4,552,565	20.1%
Paradigm Capital Management, Inc.(4)	1,668,281	7.4%
Sankaty Credit Opportunities (Offshore) IV, L.P.(5)	1,172,352	5.2%
Named Executive Officers and Directors
Alexander A. Alimanestianu(6)	552,246	2.4%
Martin J. Annese(7)	75,000	*
Daniel Gallagher(8)	128,100	*
David Kastin(9)	29,154	*
Scott R. Milford(10)	4,399	*
Keith E. Alessi(11)	52,998	*
Paul N. Arnold(12)	47,641	*
Bruce C. Bruckmann(13)	774,633	3.4%
J. Rice Edmonds(14)	8,000	*
Jason M. Fish(15)	13,882	*
Thomas J. Galligan III(16)	22,934	*
Robert J. Giardina	590,404	2.6%
Kevin McCall(17)	17,882	*
Directors and Executive Officers as a group (13 persons)(18)	2,317,273	10.1%

*	Less than 1%.

**	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by May 19, 2010 in this case) sole or shared voting power or investment power.

***	Percentage of beneficial ownership is based on 22,610,699 shares of common stock outstanding at March 20, 2010.

(1)	Based on our review of the Schedule 13G filed with the SEC on February 12, 2009 by BRSE Associates, Inc., whose address is 126 East 56th Street, New York, New York 10022. Excludes shares held individually by Mr. Bruckmann and other individuals (and affiliates and family members thereof), each of whom are affiliated with BRSE Associates, Inc.

(2)	Based on our review of the Schedule 13D filed with the SEC on March 4, 2010 by the entities and persons set forth below, whose address is One Maritime Plaza, Suite 2100, San Francisco, California 94111, setting forth ownership information as of February 23, 2010. Consists of 1,396,011 shares directly held by Farallon Capital Partners, L.P. (“FCP”), 1,574,334 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 1,021,256 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 2,500 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 119 shares directly held by Tinicum Partners, L.P. (“Tinicum”), 12,101 shares directly held by RR Capital Partners, L.P. (“RR”), 65,981 shares directly held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), 22,169 shares directly held by Farallon FCP, Ltc. (“FCP Trust”), 25,000 shares directly held by Farallon FCIP, Ltd. (“FCIP Trust”)

and 1,169 shares directly held by Farallon FCOI II, Ltd. (collectively with FCP, FCIP, FCIP II, FCIP III, Tinicum, RR, FCOI II, the FCP Trust, and the FCIP Trust, the “Farallon Entities”). As the general partner of each of the Farallon Entities, Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. As managing members of FPLLC, William F. Duhamel, Richard B. Fried, Daniel J. Hirsch, Monica R. Landry, David Leone, Douglas M. MacMahon, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Andrew J. M. Spokes, Thomas F. Steyer, Richard H. Voon and Mark C. Wehrly, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and individuals disclaim group attribution.

(3)	Based on our review of the Schedule 13G filed with the SEC on February 16, 2010 by FMR LLC and Edward C. Johnson 3d. whose address is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC and Mr. Johnson have no power to vote these shares, but have the sole power to dispose or to direct the disposition of these shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of these shares as a result of acting as investment adviser to various investment companies, one of which, Fidelity Small Cap Growth Fund, holds these shares. Members of Mr. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC.

(4)	Based on our review of the Schedule 13G filed with the SEC on February 12, 2010 by Paradigm Capital Management, Inc., whose address is 9 Elk Street, Albany, New York 12207. All of the shares listed in the Schedule 13G are owned by advisory clients of Paradigm.

(5)	Based on our review of the Schedule 13G filed with the SEC on February 1, 2010 by Sankaty Credit Opportunities (Offshore), IV, L.P. (“COPS IV Offshore”), whose address is 111 Huntington Avenue, Boston Massachusetts 02199. Sankaty Credit Opportunities Investors (offshore) IV, L.P. (“SCM Offshore Investors”) is the general partner of COPS IV Offshore. Sankaty Credit Member (Offshore), Ltd. (“SCM Offshore Ltd.”) is the general partner of SCM Offshore Investors. The Schedule 13G also reports that Sankaty Credit Opportunities IV, L.P. (“COPS IV”) owns 909,979 shares of the Company’s common stock. Sankaty Credit Opportunities (Offshore) IV, L.P. (“COPS IV Investors”) is the general partner of COPS IV, and Sankaty Credit Member, LLC (“SCM”) is the managing member of COPS IV Investors. Mr. Jonathan Lavine is the managing member of SCM Offshore Ltd. and SCM.

(6)	Includes 100,500 shares of common stock issuable upon exercise of options before May 19, 2010.

(7)	Includes 75,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(8)	Includes 119,700 shares of common stock issuable upon exercise of options before May 19, 2010.

(9)	Includes 20,000 shares of common stock issuable upon exercise of options before May 19, 2010. Also includes 7,500 shares of unvested restricted stock, which vests in annual installments of 2,500 shares on each of June 13, 2010, 2011 and 2012.

(10)	Includes 1,750 shares of common stock issuable upon exercise of options before May 19, 2010. Also includes 2,250 shares of unvested restricted stock, which vests in equal annual installments on each of December 4, 2010, 2011 and 2012.

(11)	Includes 3,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(12)	Includes 3,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(13)	Includes 8,238 shares held by family members or by partnership investments of Mr. Bruckmann and 354,077 shares in held in trust for the benefit of Mr. Bruckmann’s children, in which Mr. Bruckmann’s ex-wife is the trustee; Mr. Bruckmann disclaims beneficial ownership of these shares. Includes 1,000 shares of common stock issuable upon exercise of options before May 19, 2010. Excludes shares held by BRSE Associates, Inc., of which Mr. Bruckmann disclaims beneficial ownership.

(14)	Includes 1,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(15)	Includes 3,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(16)	Includes 7,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(17)	Includes 7,000 shares of common stock issuable upon exercise of options before May 19, 2010.

(18)	Includes 341,950 shares of common stock issuable upon exercise of options before May 19, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (1) the copies of Section 16(a) reports which Town Sports has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2009 Fiscal Year, and (2) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2009 Fiscal Year, Town Sports believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock.

EXECUTIVE OFFICERS

The executive officers of Town Sports, and their ages and positions as of March 20, 2010, are:

Name	Age	Position

Robert J. Giardina	52	Chief Executive Officer, President and Director
Martin J. Annese	52	Chief Operating Officer
Daniel Gallagher	42	Senior Vice President — Chief Financial Officer
David M. Kastin	42	Senior Vice President — General Counsel and Corporate Secretary
Scott R. Milford	46	Senior Vice President — Human Resources

Mr. Giardina’s biography follows the table listing our directors. Biographies for our other executive officers are:

Martin J. Annese joined us in April 2008 as Chief Operating Officer. Prior to that time, Mr. Annese was employed as an executive performance consultant at Woodstone Consulting Company, a management consulting firm, since 2006. From 1997 through 2005, Mr. Annese held various senior level positions at Starbucks Coffee Company, most recently as Senior Vice President, Northeast Zone, responsible for more than 1,100 stores. From 1983 through 1997, Mr. Annese held several executive level positions at PepsiCo, Inc. From 1980 till 1983, Mr. Annese was a Senior Auditor at Arthur Young and Company.

Daniel Gallagher joined us in February 1999 as Vice President-Finance. He was promoted to Senior Vice President — Finance in November 2007 and promoted to Senior Vice President — Chief Financial Officer on March 31, 2008. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice (audit). After the merger of Coopers and Lybrand with Price Waterhouse, his career continued in a management role and he joined the Mergers and Acquisition Consulting Group in 1998.

David M. Kastin joined us in August 2007 as our Senior Vice President-General Counsel and Corporate Secretary. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Scott R. Milford joined us in November 2008 from Condé Nast Publications where he was Group Executive Director, Human Resources since July 2008. Prior to that, Mr. Milford served in a number of field and corporate leadership positions at Starbucks Coffee Company, which he joined in 2003. From 1999 until 2003, Mr. Milford was Vice President, Human Resources at Universal Music Group. From 1991 until 1999, Mr. Milford was employed at Blockbuster Entertainment and then at Viacom International, the parent company of Blockbuster where Mr. Milford held varying positions in the human resources department.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for the Company’s stockholders. The primary objectives of the program are to:

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives

Our overall compensation levels are targeted to attract and retain the best executives in light of the competition for executive talent. The Compensation Committee generally targets total direct compensation (base salary plus annual non-equity incentive compensation at target plus stock-based long-term incentive opportunity) at the market median for target performance. However, the competitiveness of individual components (such as base salary, annual non-equity incentive compensation or long-term incentive opportunity) may at times be below or above the market median due to performance achievement against goals, diversity of executive background, employment history and/or labor market demands.

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay

A significant component of an executive officer’s total compensation package is annual non-equity incentive compensation which links an executive officer’s compensation directly to specific financial performance goals of the Company. If the Company does not meet the financial performance targets set by the Compensation Committee, the executive officers generally would not receive any annual non-equity incentive compensation.

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones

Compensation depends in significant measure on Company results, but individual accomplishments are also very important factors in determining each Named Executive Officer’s compensation. For example, annual non-equity incentive compensation is based not only on the financial performance of the Company, but may be adjusted based on a review of the individual performance of an executive. The Compensation Committee also has the ability to award discretionary cash bonuses based on an executive’s achievements throughout the year.

•	Align the interests of executives with those of stockholders

The Compensation Committee believes that the interests of executives and stockholders should be substantially aligned. Accordingly, a portion of the total compensation for the Named Executive Officers is in the form of stock-based compensation, which the Compensation Committee believes keeps the interests of executives aligned with those of the Company’s stockholders and promotes a long-term commitment to the Company.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and productive behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

Compensation Determination Process

The Compensation Committee is responsible for setting our executive compensation objectives and policies, establishing our executive compensation program in a manner consistent with those objectives and policies and determining the compensation for our executive officers. Determining the appropriate level of executive compensation is not an exact science and involves careful deliberation and business judgment. See “Corporate Governance and Board Matters — Committee Membership — Compensation Committee” for more information on the Compensation Committee and its practices.

The compensation of the Chief Executive Officer (CEO) is determined by the Compensation Committee based on (1) the Compensation Committee’s assessment of the Company’s overall performance and the individual performance of the CEO, (2) previous compensation levels provided to the CEO and (3) comparable compensation data for the Compensation Comparison Group (as defined below) provided by Axiom Consulting Partners (“Axiom”), an independent compensation consultant hired in 2008 to review the executive compensation program of the Company as it pertained to the CEO and the other executive officers. The Compensation Committee did not engage the services of a compensation consultant during 2009.

With respect to compensation for the other Named Executive Officers, the Compensation Committee considers a variety of factors, including Company and individual performance, the recommendations of the CEO, and comparable compensation data for the Compensation Comparison Group provided by Axiom.

The Compensation Committee, with the assistance of the CEO (with respect to the other Named Executive Officers only), seeks to set the target for total direct compensation (that is, the sum of base salary, annual non-equity incentive compensation and stock-based long-term incentive awards) of our executives, including the Named Executive Officers, at levels that are competitive with equivalent positions at a select group of companies that the Compensation Committee believes to be an appropriate reference group (the “Compensation Comparison Group”). Data for the Compensation Comparison Group includes (1) information about a “peer group” of companies and (2) data from well-established, publicly available general industry compensation surveys that have been calibrated to compare to companies of the Company’s size. The peer group is a group primarily consisting of employee-intensive companies of comparable size that deliver brand-oriented, upscale, discretionary fitness and lifestyle-oriented services in comparatively large facilities, concentrated in and around metropolitan areas. The second group is composed of public companies with median revenue and/or market capitalization comparable to that of the Company. We regard the peer group as potential competition for executive talent. The Compensation Committee believes that the inclusion of information regarding general industry compensation practices reflects the labor market for those executive positions that are not industry-specific, adding to the validity and reliability of the comparison.

The Company’s peer group consisted of the following companies: Bally Total Fitness Holding Corp.; Big 5 Sporting Goods Corp.; California Pizza Kitchen, Inc.; The Cheesecake Factory, Inc.; Golfsmith Int’l Holdings, Interstate Hotels and Resorts; Life Time Fitness, Inc.; McCormick & Schmick’s Seafood Restaurants, Inc.; Morton’s Restaurant Group Inc.; PF Chang’s China Bistro; Sport Chalet, Inc.; The Sports Club Company, Inc.; and Standard Parking Corp.

Pay Levels and Benchmarking

Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions, and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits. The Company benchmarks the compensation of executives against the compensation of similarly situated executives in the Compensation Comparison Group peer group. The Compensation Committee targets total direct compensation (that is, the sum of base salary, annual cash bonuses and stock-based long-term incentive awards) at the market median of the peer group for target performance. However, as noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as performance achievement against goals, the diversity of executive backgrounds, employment history and labor market demands.

Compensation Structure

Pay Elements — Overview

The Company utilized four main components of compensation during 2009:

•	Base Salary — fixed cash compensation to attract and retain key executives, recognizing and rewarding the application of their skills and experience in fulfillment of their position responsibilities.

•	Annual Cash Incentive Compensation — variable cash compensation paid in accordance with the achievement of established annual objectives.

•	Long-term Equity Incentives — equity-based compensation that grows in value in accordance with long-term value creation, aligning executive and stockholder interests, and giving executives an opportunity to participate in the Company’s success over time.

•	Benefits and Perquisites — these may include disability insurance, medical and dental insurance benefits and retirement savings and free membership to the clubs.

Pay Elements — Details

1. Base Salary

As part of its review of the annual budget for the immediately succeeding fiscal year, the Board reviews the base salaries and other compensation for our Named Executive Officers and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments for any given year are generally approved at the end of the immediately preceding year and implemented during the first quarter of the calendar year.

Historically, salary increases have been based on cost of living increases and range from 3-4%. Salary increases for Named Executive Officers are generally consistent with those of other management employees. In light of market conditions, the 2009 salaries of the Named Executive Officers were not increased over annualized 2008 levels. The Compensation Committee has also determined that there will be no merit or cost of living increases in 2010.

In connection with Mr. Milford’s hiring in December 2009, the Compensation Committee set Mr. Milford’s base salary to be competitive with the median of the Compensation Comparison Group peer group for executives in similar positions.

Base salaries for the Company’s most highly compensated employees, including the Named Executive Officers for 2009, were slightly above the competitive median salaries within the Compensation Comparison Group peer group. Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role.

2. Annual Cash Incentive Compensation

Annual incentive compensation for designated key employees is paid under our 2006 Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the Bonus Plan and selects the key employees, which may include Named Executive Officers, who are eligible to participate in the Bonus Plan each year. Bonus targets are set at a percentage of base salary and are paid based on the Company’s achievement of performance goals established on or before March 30 of the applicable calendar year and the attainment of personal performance objectives established individually by each employee at the beginning of each year. For 2009, the bonus targets for Messrs. Alimanestianu, Annese and Gallagher were based solely on the Company achieving EBITDA amounts; for Messrs. Kastin and Milford, the bonus targets were based on the Company achieving EBITDA amounts as well as certain business, people and developmental objectives. We seek to calibrate annual incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

Under the Bonus Plan, participants are eligible to receive bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of compensation (whether base pay, total pay or otherwise) or an amount determined pursuant to a formula. Annual non-equity incentive awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee, which may include, without limitation, the following:

•	earnings per share;

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings before interest, taxes, depreciation and amortization (EBITDA); or

•	such other goals established by the Compensation Committee.

The amount of an annual non-equity incentive compensation award may also depend on the performance of the employee.

For the 2009 Fiscal Year, bonuses were based on an Adjusted EBITDA target as follows:

	Goal	Actual Performance	% of Target

Adjusted EBITDA (as defined)	$88,589,189	$87,186,978	98.42%

The definition of Adjusted EBITDA for executive bonus computation purposes is earnings before interest, taxes, depreciation, amortization, executive bonuses and compensation expense incurred in connection with stock options of the Company and items of a non-recurring nature. In the 2009 Fiscal Year, these non-recurring or other items included fixed asset impairment charges, impairment charges related to an internal-use software project, the correction of an accounting error and other items of a non-recurring nature. All of these adjustments were approved by the Compensation Committee.

Based on the Company’s actual Adjusted EBITDA performance for 2009 in relation to the Company’s target Adjusted EBITDA performance for 2009, named executive officers participating in the Bonus Plan would have been eligible to receive awards equal to 82.6% of their target awards under the Bonus Plan. Nevertheless, in light of the difficult economic climate and reduced revenues for the Company in 2009, the Compensation Committee elected to use negative discretion to lower the amounts of such awards to Named Executive Officers.

See “— Narrative Supplement to the Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table” for more information on the payment and calculation of amounts under the Bonus Plan. The determination of the amount of the annual non-equity incentive compensation award is also subject to the executive officer’s attainment of personal performance objectives established individually by each employee at the beginning of each year.

3. Long-term Equity Incentives

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of the executive officers and stockholders. The Compensation Committee designs long-term equity incentive awards to ensure that our executive officers have a continuing stake in the long-term success of the Company, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Company expects to make equity grants at regular intervals.

The Compensation Committee may grant equity incentives under the Company’s 2004 Common Stock Option Plan, as amended, in the form of non-qualified and incentive stock options and the 2006 Stock Incentive Plan, as amended (the “2006 Stock Incentive Plan”), in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

The Company follows a practice of granting equity incentives in the form of stock options on an annual basis to employees. On occasion, the Company may also make awards of restricted stock. The Company may also make grants to new employees on the commencement of employment and to key employees following a significant change in job responsibilities or to meet specific retention objectives. Grants are issued on the date they are approved by the Compensation Committee, except in certain circumstances, such as for new hires, who may be granted awards on the second day after the Company releases its financial results for that quarter. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options and shares of restricted stock which vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. We believe that this vesting schedule reinforces the long-term orientation of our compensation philosophy. In the past, some options have contained accelerated vesting features upon the achievement by the Company of pre-determined equity value targets. The Compensation Committee has not awarded other stock-based awards in the past.

In the Fiscal Year 2009, the Compensation Committee granted stock options to our Named Executive Officers as indicated in the 2009 Grants of Plan-Based Awards Table. These stock options vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. In determining the amount of the equity and equity-based awards to be granted to the Named Executive Officers in 2009, the Compensation Committee targeted the annual grants to be competitive with the Compensation Comparison Group peer group. In 2009, the Compensation Committee awarded 25,000 options to Mr. Alimanestianu, 150,000 options to Mr. Annese, 100,000 options to Mr. Gallagher, 40,000 options to Mr. Kastin and an aggregate of 65,000 options to Mr. Milford. These grants reflect the hiring of Mr. Milford, the contributions and impact of Mr. Annese on the Company’s operations and the fact that Mr. Alimanestianu already owns a significant portion of the Company’s common stock.

4. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. We maintain a 401(k) plan for our eligible employees and Named Executive Officers with annual matching contributions up to $500 per year which vest over four years. In addition, we provide medical benefits and free memberships in the Company’s clubs for all employees. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance.

The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive compensation program. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of low-risk compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers a measure of security in the minimum level of compensation that such individuals are eligible to receive, while motivating the Named Executive Officers to focus on the business metrics that will produce a high level of performance for the Company and long-term benefits for stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Bonus Plan and the 2006 Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual cash incentives and long-term equity incentives). Maintaining this pay mix results in a pay-for-performance orientation for our Named Executive Officers, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

In accordance with our philosophy that overall compensation should be competitive and that the compensation of the Named Executive Officers should be at least partially dependent upon individual and Company performance, these executives are eligible to receive a higher portion of total annual compensation in the form of performance-based annual cash bonuses and long-term equity compensation as compared to other Company employees. In addition, in support of pay-for-performance objectives, the portion of total direct compensation delivered through long-term equity incentives generally increases with an executive’s role and level of responsibility. As a result, our most senior executives are held most accountable for achieving multi-year performance objectives and changes in stockholder value.

Chief Executive Officer Compensation

Mr. Alimanestianu’s annual compensation consisted primarily of base salary, annual incentive bonus and stock options. Mr. Alimanestianu’s annual compensation was higher than that of the other Named Executive Officers due to his extensive experience and history with the Company and the higher demands of the chief executive officer position. For the 2009 Fiscal Year, Mr. Alimanestianu’s annual compensation consisted of:

•	$505,870 base salary;

•	$131,250 annual incentive compensation;

•	A grant on December 11, 2009 of options to purchase 25,000 shares of common stock at $2.12 per share, which was the closing price of the Company’s common stock on that date; and

•	Participation in other benefit plans and perquisites as explained elsewhere in this Proxy Statement.

In connection with Mr. Giardina’s appointment to the position of President and Chief Executive Officer, on March 18, 2010, the Company and Mr. Giardina entered into a letter agreement providing for payment to Mr. Giardina of an annual base salary equal to $505,000 and eligibility to participate in the Company’s annual management incentive compensation plan at a target payout of 75% of annual base salary, subject to attainment of Company and individual performance objectives. Mr. Giardina is also entitled to a payment upon the signing of the letter agreement of $18,000 (after taxes) and payments of $33,333 on April 15, 2010, $33,333 on May 17, 2010 and $33,334 on June 15, 2010, so long as he remains employed by the Company on such dates. Mr. Giardina will be entitled to participate in the Company’s executive benefit program. Mr. Giardina also entered into a standard executive severance agreement with the Company. See “Potential Payments Upon Termination or Change in Control” for more information on Mr. Giardina’s severance arrangement with the Company.

Post-Termination Compensation and Benefits

None of the Named Executive Officers have employment agreements with the Company, but Mr. Kastin’s offer letter with the Company contains severance arrangements in the event that Mr. Kastin is terminated without cause. Mr. Kastin’s severance arrangement reflects a negotiation between Mr. Kastin and the Company at the time Mr. Kastin was hired and was considered at the time by the Compensation Committee to be appropriate to retain Mr. Kastin. In addition, in connection with Mr. Alimanestianu’s departure from the Company in March 2010, and in recognition of Mr. Alimanestianu’s service to the Company and certain agreements by Mr. Alimanestianu, the Company agreed to pay Mr. Alimanestianu certain severance payments, as described under “— Potential Payments Upon Termination or Change in Control.” All Named Executive Officers have entered into an executive severance agreement providing for specified severance benefits upon a termination of the executive’s employment with the Company without cause or by the executive for good reason within six months following a “change in control” of the Company. The Compensation Committee believes that severance in connection with a termination or reduction in responsibilities in connection with a change in control is necessary to attract and retain the talent necessary for our long-term success. These severance arrangements allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of involuntary termination without cause or a constructive discharge in connection with a change in control of the Company. Under these severance arrangements, the executives will be required to comply with a non-competition covenant for a period of up to one year and will receive in return one year of salary, a pro rata annual bonus, continuation of health and dental coverage for up to one year and continuation of fitness club membership for one year. The Compensation Committee believes that these benefits are reasonable given that the executive’s employment opportunities for a period following termination will be constrained by the non-competition covenants contained in the severance agreements. These executive severance agreements are more fully described in the section of this Proxy Statement titled “— Potential Payments Upon Termination or Change in Control.”

Under the 2006 Stock Incentive Plan and the related award agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason, if the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period. The Compensation Committee believes that discretionary enforcement of non-competition and non-solicitation arrangements is beneficial to the competitive position of the Company and that the corresponding severance compensation is reasonable in such circumstances.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior management, investment or strategic accomplishments and/or consummation of acquisitions.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of grants under the 2006 Stock Incentive Plan to Named Executive Officers and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using performance metrics that are tied to market conditions (for example, share price or total stockholder return) as performance metrics under the 2006 Stock Incentive Plan, mindful of the fact that, even if the condition is not achieved, the accounting charge would not be reversible.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the corporation’s chief executive officer and next three highest compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). In the past, payments under our Bonus Plan were exempt from the $1,000,000 limit pursuant to transition rules provided under Section 162(m). We have amended and restated the Bonus Plan, subject to stockholder approval, in order for payments thereunder to continue to comply with Section 162(m) following the 2010 Annual Meeting of Stockholders. See “Proposal Three — Approval of Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan” elsewhere in this Proxy Statement. With respect to the 2006 Stock Incentive Plan, we generally intend to structure performance based awards to qualify as “performance-based compensation” within the meaning of

Section 162(m). While it is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard, we reserve the right to pay compensation that is not deductible under Section 162(m) if appropriate and in the best interests of the Company and our stockholders.

Conclusion

The level and mix of compensation for each of our Named Executive Officers is considered within the context of our historical compensation practices as well as the factors outlined above. The Compensation Committee believes that each of the compensation packages for our Named Executive Officers is appropriate in light of our industry and related industries and our competitive position in that context.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Paul N. Arnold, Chair
Jason M. Fish
Kevin McCall

Equity Compensation Plan Information

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance to employees as of December 31, 2009:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,283,673	$6.23	567,323
Equity compensation plans not approved by security holders	—	—	—

Total	2,283,673	$6.23	567,323

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2009, 2008 and 2007 by our Named Executive Officers, which include our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers serving on December 31, 2009.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position(1)	Year	($)	($)	($)(2)	($)(2)	($)(3)	($)(4)	Total ($)

Alexander A. Alimanestianu	2009	505,870	—	—	38,750	131,250	4,274	680,144
Former Chief Executive	2008	505,870	—	—	75,000	200,000	—	780,870
Officer and President	2007	420,109	—		354,500	481,479	—	1,256,088
Martin J. Annese	2009	325,000	—	—	232,500	100,000	9,038	666,538
Chief Operating Officer	2008	218,750	68,438	—	647,000	51,562	—	985,750
Daniel Gallagher	2009	300,000	—	—	155,000	75,000	2,306	532,306
Senior Vice President — Chief	2008	259,375	31,250	—	533,000	68,750	—	892,375
Financial Officer
David M. Kastin	2009	283,250	—	—	62,000	42,488	11,949	399,687
Senior Vice President — General	2008	283,250	15,000	98,300	199,500	35,407	—	631,457
Counsel and Corporate Secretary
Scott R. Milford	2009	225,577	—	—	116,750	33,819	9,038	385,184
Senior Vice President — Human Resources

(1)	Effective March 16, 2010, Mr. Alimanestianu was no longer employed by the Company as Chief Executive Officer and President. Mr. Annese joined the Company effective April 28, 2008 and Mr. Gallagher was promoted to Chief Financial Officer of the Company effective March 31, 2008. Mr. Milford was appointed Senior Vice President — Human Resources of the Company effective December 7, 2009.

(2)	These columns represent the aggregate grant date fair value of restricted stock or stock options, as applicable, granted to each of Named Executive Officers in the specified fiscal year computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2009, as filed with the SEC. These amounts reflect aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	Reflects incentive compensation paid under the Company’s Bonus Plan in 2010 for the 2009 Fiscal Year, in 2009 for the 2008 Fiscal Year and in 2008 for the 2007 Fiscal Year, respectively.

(4)	For Mr. Alimanestianu, reflects $1,645 in dental insurance premiums, $2,129 in long-term disability insurance premiums and a 401(k) matching contribution of $500; for Mr. Annese, reflects $7,393 in medical insurance premiums and $1,645 in dental insurance premiums; for Mr. Gallagher, reflects $1,645 in dental insurance premiums, $161 in long-term disability insurance premiums and a 401(k) contribution of $500; for Mr. Kastin, reflects $7,671 in medical insurance premiums, $1,645 in dental insurance premiums, $2,133 in long-term disability insurance premiums and a 401(k) matching contribution of $500; and, for Mr. Milford, reflects $7,393 in medical insurance premiums and $1,645 in dental insurance premiums.

2009 Grants of Plan-Based Awards

The following table sets forth information concerning awards under our equity incentive plans granted to each of the Named Executive Officers in the 2009 Fiscal Year.

							Grant
					All Other	Exercise	Date
		Estimated Possible Payouts			Option Awards	or Base	Fair
		Under Non-Equity Incentive Plan			Number of	Price of	Value of
		Awards(1)			Securities	Option	Option
		Threshold	Target	Maximum	Underlying	Awards	Awards
Name	Grant Date	($)	($)	($)	Options(2)	($/Sh)	($)(3)

Alexander A. Alimanestianu	12/11/2009				25,000	2.12	38,750
		214,813	379,403	—
Martin J. Annese	12/11/2009				150,000	2.12	232,500
		92,005	162,500	—
Daniel Gallagher	12/11/2009				100,000	2.12	155,000
		84,928	150,000	—
David M. Kastin	12/11/2009				40,000	2.12	62,000
		48,112	84,975	—
Scott R. Milford	12/7/2009				50,000	2.56	93,500
	12/11/2009				15,000	2.12	23,250
		33,822	59,737	—

(1)	These amounts are established under our Bonus Plan. For additional information, see “ — Narrative Supplement to the Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table — Terms of Non-Equity Based Awards.”

(2)	All stock options set forth above were granted under our 2006 Stock Incentive Plan.

(3)	This column represents the full grant date fair value of each grant of stock options awarded to each of our Named Executive Officers computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 10(b) of the financial statements of Town Sports International Holdings, Inc. in its Form 10-K for the year ended December 31, 2009, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table

Terms of Non-Equity Based Awards

Calculation

Payments under the Bonus Plan are based on the Company’s achievement of certain financial targets and upon the individual employee’s achievement of previously established personal performance objectives.

Company Performance

For the 2009 Fiscal Year, each Named Executive Officer’s potential award under the Bonus Plan in respect of Company performance was based on a percentage of his base salary. If the Company achieved its target Adjusted EBITDA ($88,589,189 for the 2009 Fiscal Year), each of the Named Executive Officers would receive (subject to adjustment as described below) the following percentage of his base salary: Mr. Alimanestianu (75%), Messrs. Gallagher and Annese (50%), Mr. Kastin (30%) and Mr. Milford (25.42%, which represents the weighted average of the percentages to which Mr. Milford was entitled as a Vice President and as a Senior Vice President)(each amount the “Target Bonus”). Based upon the Company’s actual results in relation to target Adjusted EBITDA, the Target Bonus amounts would be adjusted as follows:

Achievement of Percentage of
Adjusted EBITDA Target	Percentage of Target Bonus Awarded

0-94.99%	0%
95-99.99%	For every 1% of Adjusted EBITDA results below target, Target Bonus awarded will be reduced 8.68% below 100% of Target Bonus.
100-100.99%	100% of Target Bonus
101-105.99%	For every 1% of Adjusted EBITDA results above target, Target Bonus awarded will be increased 8.68% above 100% of Target Bonus.
Greater than 106%	For every 1% of Adjusted EBITDA results above target, Target Bonus awarded will be increased 11.57% above 100% of Target Bonus.

Because the Company achieved 98.42% of its Adjusted EBITDA target in the 2009 Fiscal Year ($87,186,978), under the Bonus Plan, each Named Executive Officer would have received a payout equal to 82.6% of his Target Bonus, absent adjustment by the Compensation Committee. For actual amounts paid under the Bonus Plan for the 2009 Fiscal Year, see the “Summary Compensation Table” above.

Individual Performance

All Named Executive Officers have individual performance goals for each fiscal year. Individual performance goals are set by each Named Executive Officer during the first quarter of each fiscal year and vary depending on the Company’s business and strategic plan and objectives, and each executive’s individual responsibilities. Each Named Executive Officer’s individual performance goals are approved by the Chief Executive Officer. The Chief Executive Officer’s goals are approved by the Compensation Committee. At the end of each fiscal year, the Compensation Committee with the assistance of the Chief Executive Officer reviews each Named Executive Officer’s performance during the year against the pre-established performance goals. Achieving the target individual performance rating for all individual performance objectives would yield a rating of 100%. To the extent that any Named Executive Officer has not met the pre-established goals for that year, that Named Executive Officer’s bonus award under the Bonus Plan is reduced to the extent the goals were not obtained.

Payment

Annual non-equity incentive awards will be paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than the later of (1) March 15 after the end of the applicable year and (2) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the annual non-equity incentive award is earned ends. In addition, annual non-equity incentive awards will not be paid until the Company’s independent registered public accounting firm has issued its report with respect to the audit of the Company’s consolidated financial statements for the applicable fiscal year. Unless otherwise determined by the Compensation Committee, no annual non-equity incentive award, full or pro rata, will be paid to any individual whose employment has ceased prior to the date such award is paid.

Terms of Equity-Based Awards

Vesting Schedule

Option and restricted stock awards vest ratably over four years following the date of grant, subject to acceleration upon a change in control.

Forfeiture

Absent death, disability or retirement, unexercised option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period if the termination was involuntary. If the termination was voluntary by the employee, the option may be exercised during the 30-day period following termination. In the event the employee is terminated for cause, the option expires on the date of termination. In the event of death, disability or retirement prior to the complete exercise of a vested option award, the vested portion of the option may be exercised, in whole or in part, within one year after the date of death, disability or retirement, as the case may be, and, in all cases, prior to the option expiration. Unvested restricted stock awards are generally forfeited at termination of employment.

Covenants

The option and restricted stock awards contain confidentiality provisions and non-compete and non-solicitation provisions that apply to our executive officers.

Option awards granted under the 2006 Stock Incentive Plan have an exercise price equal to the closing price of the underlying shares on the date of grant. The grant date is the same as the day the Compensation Committee took action to approve the awards. All equity award grants to Executive Officers are approved by the Compensation Committee.

Outstanding Equity Awards at End of the 2009 Fiscal Year

The following table sets forth information concerning unexercised stock options and unvested restricted stock for each of the Named Executive Officers as of the end of the 2009 Fiscal Year.

	Option Awards(1)						Stock Awards(1)
			Number of	Number of				Market
			Securities	Securities				Value of
			Underlying	Underlying			Number of	Shares or
			Unexercised	Unexercised	Option		Shares or	Units of
			Options	Options	Exercise	Option	Units of Stock	Stock that
	Grant		Exercisable	Unexercisable	Price	Expiration	that Have Not	Have Not
Name	Date		(#)	(#)	($)	Date	Vested (#)	Vested ($)

Alexander A. Alimanestianu(2)	2/4/2004		14,000	—	10.28571	10/23/2013	—	—
	2/4/2004	(3)	49,000	7,000	6.53571	7/23/2013	—	—
	8/7/2007		25,000	25,000	17.46	8/7/2017	—	—
	12/4/2008		12,500	37,500	2.44	12/4/2018	—	—
	12/11/2009		—	25,000	2.12	12/11/2019
Martin J. Annese	5/6/2008		25,000	75,000	9.54	5/6/2018	—	—
	12/4/2008		25,000	75,000	2.44	12/4/2018	—	—
	12/11/2009		—	150,000	2.12	12/11/2019
Daniel Gallagher	2/4/2004		5,600	—	1.61	6/1/2010	—	—
	2/4/2004	(4)	—	2,800	3.39	6/30/2011
	2/4/2004	(3)	4,900	700	6.53571	7/23/2013	—	—
	4/1/2005	(5)	4,200	4,200	6.53571	4/30/2015	—	—
	8/4/2006		22,500	7,500	12.05	8/4/2016	—	—
	8/7/2007		7,500	7,500	17.46	8/7/2017	—	—
	3/4/2008		25,000	75,000	7.73	3/4/2018	—	—
	12/4/2008		25,000	75,000	2.44	12/4/2018	—	—
	12/11/2009		—	100,000	2.12	12/11/2019
David M. Kastin	8/7/2007		5,000	5,000	17.46	8/7/2017	—	—
	6/13/2008		7,500	22,500	9.83	6/13/2018	—	—
	6/13/2008		—	—	—	—	7,500	17,475
	12/4/2008		7,500	22,500	2.44	12/4/2018	—	—
	12/11/2009		—	40,000	2.12	12/11/2019	—	—
Scott R. Milford	12/4/2008		—	—	—	12/4/2018	2,250	5,243
	12/4/2008		1,750	5,250	2.44	12/4/2018	—	—
	12/7/2009		—	50,000	2.56	12/7/2019	—	—
	12/11/2009		—	15,000	2.12	12/11/2019	—	—

(1)	Except as otherwise noted, 25% of each stock option award or restricted stock award vests on each of the first four anniversaries of the grant date. The vesting of all stock option and restricted stock awards accelerates upon a change in control. See “— Potential Payments Upon Termination or Change in Control.”

(2)	Effective March 16, 2010, Mr. Alimanestianu was no longer employed by the Company, and all stock options that were unvested as of that date were cancelled on that date. All other options are scheduled to expire at the end of the 90-day post-termination exercise period.

(3)	These options will vest on December 31, 2010.

(4)	The remaining unvested options will vest on December 31, 2012.

(5)	These options will vest on April 30, 2015.

Option Exercises and Stock Vested in the 2009 Fiscal Year

The following table sets forth information concerning restricted stock that vested during the 2009 Fiscal Year for each of our Named Executive Officers.

Stock Awards
Number of
	Shares	Value Realized
	Acquired on	on Vesting
Name	Vesting (#)	($)

Alexander A. Alimanestianu	—	—
Martin J. Annese	—	—
Daniel Gallagher	—	—
David M. Kastin	2,500	10,125
Scott R. Milford	750	1,770

2009 Pension Benefits

In the 2009 Fiscal Year, the Company had no pension benefit plans.

2009 Nonqualified Deferred Compensation

In the 2009 Fiscal Year, the Company had no nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change in Control

Under the stock option and restricted stock agreements entered into between the Company and the Named Executive Officers in connection with the grant of stock options or restricted stock, as the case may be, by the Company to the Named Executive Officer, if the Company wishes to enforce a non-competition and non-solicitation covenant for a period of up to one year, it must pay the Named Executive Officer severance payments for one year at a rate and an amount equal to the Named Executive Officer’s salary received by the Named Executive Officer immediately prior to the termination date.

In addition, the Company’s employment agreement with Mr. Kastin provides for payment of one year of base salary upon his termination from the Company other than for “cause” as defined in Mr. Kastin’s employment agreement.

In connection with Mr. Alimanestianu’s departure from the Company in March 2010, Mr. Alimanestianu and the Company entered into a separation agreement providing for severance payments to Mr. Alimanestianu consisting of an amount equal to his base salary payments at his current rate for a period of one year, payable in accordance with the Company’s current payroll practices, health insurance payments equal to the amount the Company would have paid in respect of Mr. Alimanestianu’s health insurance coverage during the one-year period, plus an additional payment of up to $5,000 in respect of the portion of health insurance premiums payable by Mr. Alimanestianu during such period. Mr. Alimanestianu was also entitled to receive up to a $5,000 reimbursement in respect of legal fees and a $30,000 payment to be applied to job search costs, including outplacement services. Mr. Alimanestianu and members of his immediate family were provided with lifetime Premium Passport Memberships to the Company’s fitness clubs. Mr. Alimanestianu has agreed to a non-solicitation and non-competition covenant for a period of one year and a release of claims against the Company and its affiliates.

Under the Company’s 2006 Stock Incentive Plan, an executive’s unvested stock option and restricted stock awards will vest in full upon a “change in control.” “Change in control” is generally defined in the 2006 Stock Incentive Plan as: (1) any person becoming the beneficial owner directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company or (2) the stockholders of the Company approving a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own 50% or more of the Company’s common stock or pursuant to a spin-off type transaction of such assets to the stockholders of the Company.

The Company has entered into a severance agreement (the “Executive Severance Agreement”) with each Named Executive Officer of the Company. The Executive Severance Agreement provides that, if the executive officer’s employment is terminated by either (1) the Company without cause (as such term is defined in the Executive Severance Agreement) or (2) by the executive officer due to a “constructive termination” (including a material diminution in the executive’s authority, duties, responsibilities or reporting relationship, except as part of an organizational change; a change in the location at which the executive primarily performs services for the Company of more than 50 miles; or a material reduction in the executive’s base pay or incentive cash compensation), within a period of six months following a change in control (as such term is defined in the Executive Severance Agreement), then the executive officer will receive the following severance: (a) an amount equal to one year of the executive officer’s base salary, payable in twelve equal monthly installments; (b) a pro rata annual bonus for the fiscal year in which the termination occurred, assuming the approved bonus targets had been met (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); (c) the continuation of health and dental coverage for up to one year, with the Company continuing to pay the same portion of the premiums as it does for current employees; and (d) continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year. The foregoing severance is subject to (1) a covenant by the executive officer not to compete with the Company or its subsidiaries for a period of one year following the termination date; (2) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; (3) a covenant not to disclose confidential information at all times following the termination date and (4) the execution of a release of claims against the Company.

Pursuant to these agreements, if our Named Executive Officers were terminated on the last day of the 2009 Fiscal Year or if a change in control occurred on such date, the Named Executive Officers would have received the payments set forth in the following table.

		Continuation of
		Health and
		Other			Total
	Cash	Insurance	Equity	Other	Termination
	Payment	Benefits	Payout	Compensation	Benefits
Name	($)	($)(2)	($)(3)	($)(4)	($)

Termination for any reason(1):
Alexander A. Alimanestianu	505,870	—	—	—	505,870
Martin J. Annese	325,000	—	—	—	325,000
Daniel Gallagher	300,000	—	—	—	300,000
David M. Kastin	283,250	—	—	—	283,250
Scott Milford	235,000	—	—	—	235,000
Change in control without termination:
Alexander A. Alimanestianu	—	—	5,250	—	5,250
Martin J. Annese	—	—	31,500	—	31,500
Daniel Gallagher	—	—	25,048	—	25,048
David M. Kastin	—	—	25,875	—	25,875
Scott Milford	—	—	8,393	—	8,393
Termination without cause or resignation due to constructive termination following a change in control(5):
Alexander A. Alimanestianu	885,273	12,491	5,250	3,129	906,143
Martin J. Annese	487,500	12,491	31,500	1,000	532,491
Daniel Gallagher	450,000	12,491	25,048	1,161	488,700
David M. Kastin	368,225	12,491	25,875	7,398	413,989
Scott Milford	305,500	12,491	8,393	1,000	327,384

(1)	For a termination for any reason, if the Company wishes to enforce the non-competition/non-solicitation covenant contained in 2006 Stock Incentive Plan and the related award agreements, the Company must pay one year of continued base salary. No additional payments or benefits are contractually required to be provided, although in connection with a termination, the Company may provide additional compensation in consideration for a release of claims. In addition, in the case of Mr. Kastin, even if the Company does not enforce the non-competition/non-solicitation covenant, in accordance with his employment agreement, the Company would pay this amount upon a termination without cause.

(2)	Represents the value of one year of continued health and other insurance benefits to the extent paid by the Company.

(3)	For stock options, represents the amount by which the fair market value of a share of the Company’s common stock as of December 31, 2009 exceeded the exercise price of each outstanding unvested stock option, multiplied by the number of shares of the Company’s common stock underlying each such stock option. For restricted stock, represents the total number of unvested shares that would vest and would be distributed under each termination scenario multiplied by the closing stock price of the Company’s common stock on December 31, 2009.

(4)	Represents one year of Passport Membership at the Company’s fitness clubs for the executive for a period of one year ($1,000) and premium payments on long-term disability insurance (where applicable).

(5)	In connection with a termination in connection with a change in control, pursuant to Executive Severance Agreements (described above), the Company must pay one year of continued base salary, payment of a pro-rata annual bonus with respect to the fiscal year in which the termination occurred, continuation of health and dental coverage for up to one year, and continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

Severance Arrangements with Executive Officers

On April 2, 2009, the Company signed a severance letter with Jennifer Prue, the Company’s former Chief Information Officer. Pursuant to the letter, Ms. Prue’s employment with the Company terminated effective May 4, 2009 and Ms. Prue received a separation payment of $159,627.50 plus $60,000 plus any amount of accrued but unused vacation days. Ms. Prue’s vested options to purchase the Company’s common stock remained outstanding for the post-termination exercise period specified in the applicable option plan and agreements and her options to purchase the Company’s common stock that were unvested on the termination date were forfeited on the termination date without any payment.

On December 7, 2009, the Company entered into a severance letter agreement with James Rizzo, the Company’s former Senior Vice President — Human Resources, providing for Mr. Rizzo’s employment with the Company to end on December 22, 2009. Mr. Rizzo was provided with a severance arrangement consisting of payments in an amount equal to salary, medical benefits and gym membership though September 30, 2010, payable in accordance with the Company’s customary payroll practices, provided that salary continuation would cease, or be reduced, beginning on July 1, 2010 to the extent Mr. Rizzo accepted other full-time employment, or a consulting arrangement, respectively. Mr. Rizzo was also entitled to reimbursement of limited legal expenses and outplacement assistance, and was permitted to exercise vested equity awards through September 30, 2010. Mr. Rizzo is subject to a non-competition covenant through September 30, 2010 and a non-solicitation covenant through December 22, 2010. Mr. Rizzo’s severance arrangements were approved by the Board of Directors.

Other

On March 13, 2009, Alexander Alimanestianu, our former Chief Executive Officer and President, and Jason Fish, one of our directors, acquired through open market purchases $200,000 and $4,000,000, respectively, principal amount of our 11% Senior Discount Notes Due 2014 (described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009). The Company paid cash interest to Mr. Alimanestianu and Mr. Fish in the amounts of $8,499 and $169,973, respectively, in the year ended December 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2009 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the 2009 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2009 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Keith E. Alessi
Thomas Galligan III (Chair)
Kevin McCall

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2009 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call 212-246-6700 or send a written request to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON MAY 13, 2010

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 16, 2010, are available on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section. Stockholders may obtain copies of the Proxy Statement, Annual Report to Stockholders and form of proxy relating to this or future meetings of the Company’s stockholders on our Internet website, by calling 1-800-632-4605 or by sending the Company an e-mail at investor.relations@town-sports.com. For information on how to obtain directions to the Company’s 2010 Annual Meeting, please call us at 212-246-6700 and ask for directions to the 2010 Annual Meeting of Stockholders.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2009 with the Securities and Exchange Commission on March 16, 2010. Stockholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section or by writing to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the Proxy Card.

Appendix A

AMENDED AND RESTATED
TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
2006 ANNUAL PERFORMANCE BONUS PLAN

This Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (the “Plan”), initially approved by the Board of Town Sports International Holdings, Inc. (the “Company”) and adopted by the stockholders of the Company in May 2006, is hereby amended and restated in its entirety, effective as of the Effective Date, as follows:

SECTION 1
PURPOSE

The purpose of the Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code, to attract and retain key employees and to motivate these employees to promote the profitability and growth of the Company.

SECTION 2
DEFINITIONS

“Award” shall mean the amount granted to a Participant by the Committee for a Performance Period.

“Board” shall mean the Board of Directors of the Company, or the successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended and any successor thereto, and any regulations and guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall, to the extent an award granted hereunder is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, be constituted solely of two or more members who satisfy the definition of “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

“Effective Date” shall mean the date on which the Plan is adopted by the Board, subject to the approval of the stockholders of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive” shall mean any Covered Employee and, in the discretion of the Committee, any other employee of the Company or any other Service Recipient.

“Participant” shall mean, for each Performance Period, each Executive who has been selected by the Committee, in accordance with Section 4 hereof, to participate in the Plan.

“Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which performance is to be measured (not to exceed five years) with respect to which an Award may be granted. Performance Periods may not overlap.

“Plan” shall mean this Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan, as amended from time to time.

“Qualified Performance-Based Award” shall mean an Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures.

“Qualified Performance Measures” shall mean one or more of the performance measures listed on Exhibit A upon which performance goals for certain Qualified Performance-Based Awards may be established from time to time by the Committee within the time period prescribed by Section 162(m) of the Code.

“Section 162(m) Cash Maximum” shall mean $2,000,000.

“Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Service Recipient” shall mean the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

SECTION 3
ADMINISTRATION

(a) The Plan shall be administered, operated and interpreted by the Committee, to the extent reasonably possible, in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any Participant and any other person dealing with the Plan.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable (including counsel or agents who are employees of the Company or any other Service Recipient) for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(c) The Committee may delegate its authority under this Plan; provided that, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers, or such other Covered Employees of the Company as may be determined under Section 162(m) of the Code, or any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

SECTION 4
DETERMINATION OF AWARDS

(a) Prior to the beginning of each Performance Period, or at such later time as determined by the Committee, the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; (2) for each Participant a maximum Award, which shall not exceed the Section 162(m) Cash Maximum; and (3) the performance goal(s) and Qualified Performance Measure(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any Award; provided, however, that with respect to any Qualified Performance-Based Award, such determinations by the Committee shall be made prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code (which currently is not later than the earlier of (i) 90 days after the beginning of the period of service to which the performance goal(s) relate or (ii) the first 25% of the period of service).

(b) Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing the satisfaction of the performance goal(s) for any Qualified Performance Measure(s) applicable to any Qualified Performance-Based Award.

(c) The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant’s personal performance, provided, however, that any such reduction or elimination shall not operate to increase a Qualified Performance-Based Award, or amount payable thereunder, to any Participant. The Committee may not increase a Qualified Performance-Based Award, or amount payable thereunder, granted to a Participant. If the applicable performance goals in respect of an Award that is not a Qualified Performance-Based Award are not met or satisfied, the Committee may pay to a Participant a discretionary amount in respect of such Award.

SECTION 5
PAYMENT OF AWARDS

(a) Awards may be paid at such time(s) as determined by the Committee but in all events except as provided in the next sentence, shall be paid not later than the later of: (i) March 15 after the end of the applicable year; or (ii) two and one-half (2 1/2) months after the expiration of the fiscal year in which the Performance Period with respect to which they are earned ends. The Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award. Unless otherwise determined by the Committee in its sole discretion, no Award or pro rata portion thereof shall be payable to any individual whose employment with the Company or any other Service Recipient has ceased prior to the date such Award is paid.

(b) In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock (which may or may not be subject to restriction) or other property, provided that any Common Stock shall be issued under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan as an “other stock-based award” (or another plan maintained by the Company that was approved by the stockholders of the Company) or under another arrangement that is permitted under applicable stock exchange or listing rules.

SECTION 6
AMENDMENTS

The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code, NASDAQ listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7
TERMINATION

The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant’s written consent.

SECTION 8
OTHER PROVISIONS

(a) Effectiveness of the Plan.  The Plan shall remain in effect from the Effective Date until such time as it is terminated by the Board or the Committee.

(b) Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c) No Right to Continued Employment or Awards.  Nothing in this Plan or in any notice of an Award shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any other Service Recipient or affect the right of the Company or any other Service Recipient to terminate the employment of any Participant. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d) No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any other Service Recipient from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any other Service Recipient as a result of any such action.

(e) Non-Assignability.  No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

(f) Withholding.  A Participant may be required to pay to the Company or any other Service Recipient and the Company or any other Service Recipient shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(g) Severability.  In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

(h) Governing Law.  The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

(i) Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j) Compliance with Section 409A of the Code.  The Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code.

EXHIBIT A

Performance Measures

The performance goals shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in the following criteria or such other criteria determined by the Committee: (i) earnings per share; (ii) operating income; (iii) net income; (iv) cash flow; (v) gross profit; (vi) gross profit return on investment; (vii) gross margin return on investment; (viii) gross margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return on equity; (xiii) return on assets; (xiv) return on capital; (xv) return on invested capital; (xvi) net revenues; (xvii) gross revenues; (xviii) revenue growth; (xix) total stockholder return; (xx) economic value added; (xxi) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (xxii) the fair market value of the shares of the Common Stock; (xxiii) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or (xxiv) reduction in expenses.

The Committee may, may determine at the time the performance goals are established that certain adjustments will be made in evaluating whether the performance goals have been met to take into account, in whole or in part, in any manner specified by the Committee, in its sole discretion, any one or more of the following: (A) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, performance goals may be based upon the attainment of specified goals attained by, or with respect to, the Company, or any subsidiary, division or other operational unit or business segment of the Company, or based upon performance under one or more of the measures described above relative to the performance of other corporations. The Committee may, at the time the performance goals are established, determine to: (x) designate additional business criteria on which the performance goals may be based or (y) adjust, modify or amend the aforementioned business criteria.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC
ATTN: DAVID KASTIN
5 PENN PLAZA, 4TH FLOOR
NEW YORK, NY 10001

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.	Election of Directors
	Nominees

01	Robert J. Giardina	02	Keith E. Alessi	03	Paul N. Arnold	04	Bruce C. Bruckmann	05	J. Rice Edmonds
06	Thomas J. Galligan III	07	Kevin McCall

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010.	☐	☐	☐

3	Proposal to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
Annual Meeting of Stockholders
May 13, 2010
This proxy is solicited by the Board of Directors

The undersigned stockholder of Town Sports International Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated March 30, 2010, and appoints Robert J. Giardina, Chief Executive Officer and President, Daniel Gallagher, Chief Financial Officer, and David M. Kastin, Senior Vice President - General Counsel and Corporate Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Town Sports International Holdings, Inc. to be held at Crowne Plaza Times Square, 1605 Broadway, New York, NY 10019, on Thursday, May 13, 2010 at 10:00 a.m. (New York City time), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Town Sports International Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.
This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees listed on the reverse side and FOR Proposals 2 and 3, and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.
IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.
Continued and to be signed on reverse side